PRICING SUPPLEMENT NO. 60                                         Rule 424(b)(3)
DATED: August 11, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $15,000,000  Floating Rate Notes [ ]    Book Entry Notes [x]

Original Issue Date:           Fixed Rate Notes [x]       Certificated Notes [ ]
8/25/2000

Maturity Date: 8/25/2015       CUSIP#: 073928RJ4

Option to Extend Maturity:     No    [x]
                               Yes   [ ]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------         ----------           ---------           ---------

         *                   N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 8.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:

[ ]  Commercial Paper Rate              Minimum Interest Rate:

[ ]  Federal Funds Rate                 Interest Reset Date(s):

[ ]  Treasury Rate                      Interest Reset Period:

[ ]  LIBOR Reuters                      Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                  Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing August 25, 2003 and on the 25th of each February and August thereafter, the Notes may be called in whole at par at the option of the Company on eight days calendar notice.

** Commencing February 25, 2001 and on the 25th of each February and August thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.